UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2016

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events

On February 22, 2016, Univest Corporation of Pennsylvania (the "Corporation"), parent company of Univest Bank and Trust Co. (the "Bank"), announced the appointment of Megan Duryea Santana, Esq., to Executive Vice President and General Counsel of the Corporation and the Bank. Santana will be responsible for general legal matters, serve as corporate secretary and assist with risk management.

Santana joins the Corporation from Fox Rothschild LLP where she was a partner.  Her practice included general corporate concerns, banking and tax and business planning. Santana has extensive experience in buying and selling businesses, succession planning and commercial loans. Santana has lectured and published numerous articles on commercial, corporate real estate and tax matters. Santana has been recognized as a "Pennsylvania Lawyer on the Fast Track" by The Legal Intelligencer and Pennsylvania Law Weekly and was included in the list of “Pennsylvania Rising Stars” by Philadelphia Magazine and Law & Politics Magazine for multiple years. She received a Bachelor of Science degree from Grove City College, a Master of Laws degree in Taxation from Villanova University School of Law and a Juris Doctor degree from the University of Pittsburgh School of Law.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on February 22, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President, Chief Financial Officer
Date: February 22, 2016

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by Univest Corporation of Pennsylvania on February 22, 2016.